 Exhibit 32.1

CERTIFICATION
PURSUANT TO 18 U.S.C. §1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the report on Form 10-Q of Janel Corporation for the quarter ended March 31, 2018, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Brendan J. Killackey, President and Chief Executive Officer of the Company, and I, Vincent Verde, Secretary and Treasurer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 21, 2018	/s/ Brendan J. Killackey
Brendan J. Killackey
President and Chief Executive Officer
(Principal Executive Officer)

Date: May 21, 2018	/s/ Vincent A. Verde
Vincent A. Verde
Secretary and Treasurer
(Principal Financial Officer)

The foregoing certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Section 1350 of Chapter 63 of Title 18 of the United States Code) and is not being filed as part of the Report or as a separate disclosure document.

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